Exhibit 10.2

PROCACCIANTI HOTEL REIT, INC.

Form of Restricted Stock Award Agreement

Name of Recipient:	[ ]	Award Date:	[ ]

Number of Award Shares:	[ ]

THIS AGREEMENT1 (the “Agreement”) is made and entered into as of the day and date on the last page hereof (the "Award Date"), by and between Procaccianti Hotel REIT, Inc. (the "Company"), a Maryland corporation, and the individual Recipient noted above (the "Recipient").

W I T N E S S E T H:

WHEREAS, the Company has adopted the Procaccianti Hotel REIT, Inc. 2016 Restricted Share Plan (the "Plan"); and

WHEREAS, the Board of Directors of the Company (the "Board") or a committee thereof has authorized the grant to Recipient of a restricted stock award under the Plan or the Plan itself provides for an automatic grant of a restricted stock award to Recipient of the Class K shares of common stock of the Company ("K Shares"), and the Company and Recipient wish to confirm herein the terms, conditions, and restrictions of the restricted stock award;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1	Award of Shares

1.1           Award of Shares. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Recipient the number of K Shares (the "Award Shares") noted above. By the execution of this Agreement, the Recipient hereby accepts the Award Shares subject to all terms and provisions of this Agreement.

1.2           Vesting of Award Shares. Recipient shall become vested in a percentage of the Award Shares shown below based upon the Continuous Service of the Recipient from the Award Date of the Award Shares (as noted hereon):

Vesting Schedule
Percentage Vested:	Continuous Service from Award Date:
0%	Less than one (1) year
25%	At least one (1) year, but less than two (2) years
50%	At least two (2) years, but less than three (3) years
75%	At least three (3) years, but less than four (4) years
100%	At least four (4) years

If the above calculation of vested Award Shares would result in a fraction, any fraction will be rounded to zero. However, notwithstanding the foregoing, in the event that the Recipient ceases Continuous Service with the Company (1) by reason of death or Disability, (2) after having attained the age of sixty-five (65), (3) because the Recipient’s employment with the Company has been terminated by the Company without Cause, (4) because the Recipient has terminated employment with the Company for Good Reason, or (5) because the term of the Recipient’s written employment agreement with the Company (if any) has come to an end and has not been renewed or extended, then the Recipient shall nonetheless immediately, as of the date of such cessation of Continuous Service, become fully (100%) vested in the Award Shares. Furthermore, notwithstanding the foregoing, in the event that a Change of Control of the Company occurs

1 Unless otherwise indicated, all capitalized terms used in this Agreement are defined in the Plan as of the Award Date or in the "Definitions" section of Exhibit A. Exhibit A is incorporated by reference and is included in the definition of "Agreement."

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

while the Recipient is performing Continuous Service with the Company, then the Recipient shall nonetheless immediately, as of the date of such Change of Control, become fully (100%) vested in the Award Shares. Notwithstanding the foregoing, the Board may, in its sole discretion, accelerate the vesting of the Award Shares in whole or in part. The Award Shares which have become vested pursuant to the vesting schedule or by virtue of such acceleration are herein referred to as the "Vested Award Shares" and all Award Shares which are not Vested Award Shares are sometimes herein referred to as the "Unvested Award Shares."

1.3           Rights as Stockholder; Dividend & Voting Rights. Recipient (or any subsequent transferee) shall have no rights as a Stockholder with respect to any Award Shares until shares are issued in Recipient's name. Recipient shall be entitled to dividends paid or declared on Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name; provided, however, any dividends paid in the form of common stock of the Company shall be considered Award Shares and shall be subject to all terms and provisions of this Agreement as the underlying Award Shares. Recipient shall have all voting rights applicable for all Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall have no rights whatsoever (dividend, voting or otherwise) with respect to Award Shares which have been forfeited under Sections 2.1 or 2.2.

1.4           Withholding on Award Shares. Recipient hereby agrees that, in consideration for the grant of the Award Shares, the following federal and state income tax withholding provisions shall apply:

(a)          Code §83(b) Election Made by Recipient. If the Recipient makes a Code §83(b) Election with respect to the Award Shares (see Exhibit B attached), then, in order not to forfeit Award Shares, the Recipient must deliver to the Company a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of such Code §83(b) Election simultaneously with the Recipient’s delivery to the Company of a copy of his Code §83(b) Election (which must occur no later than thirty (30) days after the Award Date). If the Recipient does not timely make such payment, the Award Shares shall be immediately forfeited by the Recipient, and any amounts which must be paid by the Company for any required withholding or other tax obligations imposed on the Company by reason of such Code §83(b) Election shall be paid by the Recipient by directly withholding all such amounts as quickly as possible consistent with applicable law from any other compensation payable to the Recipient on or after the date of such Code §83(b) Election. The Recipient hereby agrees to the withholding by the Company outlined in the preceding sentence, and authorizes and directs that such withholding from the Recipient’s compensation be made if such sentence is applicable.

(b)          Code §83(b) Election Not Made by Recipient. If the Recipient does not make a Code §83(b) Election with respect to the Award Shares, then the Recipient shall be entitled to elect one (or, at the discretion of the Board, a combination) of the following methods of satisfying the Company’s withholding obligations (see Exhibit C attached):

(1)         Direct Payment on or prior to Substantial Vesting Event. The Recipient may, on or before the date of occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83, deliver to the Company cash and/or a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of such Award Shares.

(2)         Return of Vested Award Shares upon Substantial Vesting Event. The Recipient may, as of the close of business on the business day which is coincident with or which immediately follows the occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83, allow the Company to repurchase from the Recipient the smallest whole number of Vested Award Shares which, when multiplied by the fair market value of the K Shares on such business date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Award Shares. If the Recipient elects this method of satisfying withholding obligations, the Recipient acknowledges and understands that any Vested Award Shares repurchased from the Recipient may result in tax consequences to the Recipient.

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

(3)         Incremental Withholding over Likely Vesting Period. The Recipient may, beginning as of the Award Date, allow the Company to withhold from future compensation payments to the Recipient substantially equal amounts such that the aggregate of such amounts shall, as of the next likely date of occurrence of an event pursuant to which any such Award Shares shall become “substantially vested” within the meaning of Code §83, be sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Award Shares. If the Recipient elects this method of satisfying withholding obligations, the Recipient acknowledges and understands that:

(i)          The Company shall have complete discretion to determine how much and when amounts shall be withheld;

(ii)         Amounts withheld may be immediately paid to the appropriate tax authority as a prepayment of the withholding obligations, or may be held by the Company until such time as the withholding obligations become due, in the sole and complete discretion of the Company;

(iii)        No interest or earnings shall accrue based on such incremental withholding, and amounts withheld shall constitute a general liability of the Company to the Recipient, and shall not be segregated from the Company’s general assets; and

(iv)        In the event that the vesting of Award Shares should occur earlier than forecasted in determining the substantially equal amounts to be withheld from the Recipient’s future compensation payments, the Recipient may nonetheless be required to deliver to the Company a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of such Award Shares.

The Recipient’s election of a method of withholding under this Section 1.4 must be made prior to the date of occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83; provided, however, (1) the Recipient’s election of the method specified in Section 1.4(b)(3) above must be made within thirty (30) days of the Award Date and the Recipient’s election of either of the methods specified in Sections 1.4(b)(1) or (2) above with respect to Award Shares must be made at least ten (10) days prior to the vesting event applicable with respect to such Award Shares, and (2) if the Recipient is required to file beneficial ownership reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Recipient’s election of the method specified in Section 1.4(b)(2) must be made either (A) at least six months prior to the date of vesting of any of such Award Shares, or (B) prior to the date of vesting of any of such Award Shares and in any ten-day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings. The Recipient’s election of a method of withholding under this Section 1.4 shall, once made, be irrevocable. Notwithstanding the above, if, for any reason, withholding or other tax obligations (whether federal, state or local) are imposed upon the Company by reason of the grant of the Award Shares or their becoming substantially vested, the Company shall have the power and the right to deduct or withhold, or require the Recipient to remit to the Company as a condition precedent to immediate forfeiture of the Award Shares, an amount sufficient to satisfy such withholding or other tax obligations (whether federal, state or local), and, in this regard, the Company may offer the Recipient various alternatives for satisfying such obligations. Upon receipt of payment in full of all withholding tax obligations, the Company shall cause such Vested Award Shares to be issued and delivered to the Recipient. If the Recipient fails to timely make an election with respect to the vesting of any Award Shares, then the method specified in Section 1.4(b)(2) shall automatically apply unless the Company determines that the method specified in Section 1.4(b)(1) should instead apply, in which case the Recipient shall be required to comply and the Recipient agrees that the necessary withholding and other tax obligations (whether federal, state or local) imposed upon the Recipient shall be withheld from any amounts due or owing to the Recipient by the Company if the Recipient does not timely provide such amounts.

1.5           Investment Representations. Recipient hereby represents, warrants, covenants, and agrees with the Company as follows:

(a)          The Award Shares being acquired by Recipient will be acquired for Recipient's own account without the participation of any other person, with the intent of holding the Award Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Award

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

Shares and not with a view to, or for resale in connection with, any distribution of the Award Shares, nor is Recipient aware of the existence of any distribution of the Award Shares;

(b)          Recipient is not acquiring the Award Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Award Shares but rather upon an independent examination and judgment as to the prospects of the Company;

(c)          The Award Shares were not offered to Recipient by means of publicly disseminated advertisements or sales literature, nor is the Recipient aware of any offers made to other persons by such means;

(d)          Recipient is able to bear the economic risks of the investment in the Award Shares, including the risk of a complete loss of Recipient’s investment therein;

(e)          Recipient understands and agrees that the Award Shares will be issued and sold to Recipient without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933 (the "1933 Act"), provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

(f)          The Award Shares cannot be offered for sale, sold or transferred by Recipient other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

(g)          The Company will be under no obligation to register the Award Shares or to comply with any exemption available for sale of the Award Shares without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Award Shares;

(h)          Recipient has and has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds, and other books and records. Recipient has examined such of these documents as Recipient has wished and is familiar with the business and affairs of the Company. Recipient realizes that the purchase of the Award Shares is a speculative investment and that any possible profit therefrom is uncertain;

(i)          Recipient has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. Recipient has received all information and data with respect to the Company which Recipient has requested and which Recipient has deemed relevant in connection with the evaluation of the merits and risks of Recipient's investment in the Company;

(j)          Recipient has such knowledge and experience in financial and business matters that Recipient is capable of evaluating the merits and risks of the purchase of the Award Shares hereunder and Recipient is able to bear the economic risk of such purchase; and

(k)          The agreements, representations, warranties, and covenants made by Recipient herein extend to and apply to all of the Award Shares of the Company issued to Recipient pursuant to this restricted stock award. Acceptance by Recipient of such Award Shares shall constitute a confirmation by Recipient that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

2	Restrictions & Forfeiture of Award Shares

2.1           Forfeiture of Award Shares. As a condition of receiving a grant of Award Shares pursuant to this Agreement, the Recipient agrees that if, subsequent to the grant of the Award Shares, the Recipient, either directly or indirectly, on the Recipient's own behalf or in the service or on behalf of others, serves as a principal, partner, officer, director, manager, supervisor, administrator, consultant or employee engaged

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

in any business which involves the business of investing in income-producing commercial real estate in the hospitality sector (a “Business Competing with the Business of the Company”) while performing services for the Company and for a period ending one year from the date of the Recipient’s cessation of services for the Company, and the Board determines in good faith that the Recipient has violated the provisions of this Section, then notwithstanding any other provisions contained in this Agreement, (1) the Recipient (or any subsequent holder or transferee of the Award Shares) shall immediately forfeit any and all Vested and Unvested Shares and (2) the Recipient (or such subsequent holder or transferee of the Award Shares) shall forfeit and return to the Company any amounts which Recipient (or such holder or transferee) received at the time of disposition of any Vested Shares within ten (10) calendar days of notice from the Company.

2.2           Forfeiture upon Cessation of Services. Notwithstanding anything to the contrary herein, upon the Recipient’s cessation of the performance of services for the Company, or any Parent or Subsidiary:

(a)          by the Company for actions or omissions which would constitute Cause, all Award Shares (including all Vested Award Shares and Unvested Award Shares) shall be forfeited, effective upon the date of such cessation of the performance of services; or

(b)          for any reason other than as set forth in 2.2(a) above (including, but not limited to, death or disability), all Unvested Award Shares shall be forfeited, effective upon such cessation of the performance of services.

2.3           Restrictions on Unvested Award Shares. None of the Unvested Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, and any attempt to do so with respect to Unvested Award Shares shall be null and void ab initio, unless the Board expressly authorizes such in writing, in which case the transferee shall be subject to all provisions of this Agreement. If Unvested Award Shares are transferred pursuant to the preceding sentence, the Recipient agrees to notify the Board at least thirty (30) days prior to such transfer, and the Board may require that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions.  The restrictions of this Section 2.3 shall not apply to Vested Award Shares.

2.4           Restrictions on Transfer of Award Shares. Award Shares shall be subject to the following transfer restrictions:

(a)          General Rule. None of the Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, or if the Award Shares are held or owned of record by a transferee, by such transferee, (either being referred to herein as the “Holder”), except as expressly provided in subsections (b), (c), or (d) below.

(b)          Company Permitted Transfers. The Board may, but shall not be obligated to, approve the transfer of any or all of the Award Shares upon the condition that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth herein, and that such transferee is subject to and bound by such restrictions and provisions.

(c)          Transfers upon Death. The Award Shares may be transferred by Holder to a transferee by bequest or by operation of the laws of descent and distribution upon the death of Holder upon the condition that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth herein, and that such transferee is subject to and bound by such restrictions and provisions.

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

(d)          Post Service Period Transfers. The Award Shares may be transferred by Holder after the expiration of the one year period commencing on the date of the Recipient’s cessation of services for the Company (the “Post Service Period”), if and only if Holder shall have first complied with the right of first refusal described in Section 2.6 below.

2.5           Company's Right to Repurchase. During the Post Service Period, the Company shall have the right, but not the obligation, to purchase from Holder all or any portion of the Award Shares which have not been forfeited pursuant to Sections 2.1 or 2.2. The purchase price shall be the product of (1) a price per Award Share (the “Repurchase Price Per Share”), multiplied by (2) the number of Vested Award Shares the Company is repurchasing.  If the Company elects to exercise its right to repurchase pursuant to this Section 2.5, it shall do so by giving written notice thereof to Holder, which notice shall specify the number of Award Shares held by Holder as to which the Company is exercising its repurchase right.  The repurchase by the Company and the sale by Holder of such Award Shares shall be consummated not later than thirty (30) days following the date the Company gives written notice of its exercise of such repurchase right.  Payment of the purchase price by the Company shall be in cash or by the Company's check against delivery of the Award Shares being repurchased. The Repurchase Price Per Share shall equal the fair market value of a K Share (on a fully diluted basis) as of the last day of the most recent fiscal quarter for which financial information is available, as determined by the Board. In making such determination, the Board may take into account factors that it, in good faith, deems relevant to such valuation, including the absence of a trading market, the minority status of the Award Shares, and such other facts and circumstances deemed material to the value of the Award Shares in the hands of Recipient.

2.6           Right of First Refusal. Before any Award Shares held by Holder may be sold or otherwise transferred (except for a transfer under Sections 2.4(b) or 2.4(c)), the Company or the stockholders of the Company (the “Stockholders”) shall have a right of first refusal to purchase the Award Shares on the terms and conditions set forth in this Section 2.6 (the “Right of First Refusal”).

(a)          Notice of Proposed Transfer. The Holder of the Award Shares shall deliver to the Company a written notice (the “Notice”) stating (i) the Holder’s bona fide intention to sell or otherwise transfer such Award Shares, (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”), (iii) the number of Award Shares to be transferred to each Proposed Transferee, and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Award Shares (the “Offered Price”); in addition, by providing the Notice, the Holder is deemed to be offering to sell the Shares at the Offered Price to the Company or the Stockholders, as the case may be.

(b)          Exercise of Right of First Refusal. At any time within sixty (60) days after receipt of the Notice (the “Election Period”), the Company may, by giving written notice to the Holder, elect to purchase any or all of the Award Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below. In the event the Company does not so elect to purchase any or all of the Award Shares proposed to be transferred, the Company shall promptly provide the Notice to the Stockholders. In such event, at any time within the Election Period, the Stockholders may, by giving written notice to the Holder, elect to purchase any or all of the Award Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below. The Stockholders shall have the right to accept the offer to purchase the Award Shares proposed to be transferred for the consideration and on the terms and conditions specified in the Notice, with each Stockholder having the right to acquire its Pro Rata Allotment (as defined below). “Pro Rata Allotment” shall mean with respect to any Award Shares proposed to be transferred, as determined for any Stockholder, the number of such Award Shares multiplied by a fraction, the numerator of which is the number of K Shares owned of record on the relevant date of determination by such Stockholder (on an as if converted basis), and the denominator of which is the number of K Shares owned of record on the relevant date of determination by all Stockholders (on a fully-diluted, as if converted basis). Each Stockholder shall have the right to assign its rights under this subsection (b) to the Company, or to the other Stockholders (proportionately, based upon proportions of the Pro Rata Allotment allocated to each Stockholder, excluding the assigning Stockholder).

(c)          Purchase Price. The purchase price for the Award Shares purchased under this Section 2.6 shall be the Offered Price. If the Offered Price includes consideration other than cash, the Board in good faith shall determine the cash equivalent value of the non-cash consideration.

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

(d)          Payment. Payment of the purchase price shall be made, at the option of the Company or the Stockholders, as the case may be, either (i) in cash (by certified check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (if the Company shall be the purchasing party) or by any combination thereof within thirty (30) days after receipt of the Notice or (ii) in the manner and at the time(s) set forth in the Notice.

(e)          Holder’s Right to Transfer. If all of the Award Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or the Stockholders as provided in this Section 2.6, then the Holder may sell or otherwise transfer such Award Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in a manner satisfactory to the Company and in writing that the provisions of this Section 2.6 shall continue to apply to the Award Shares in the hands of such Proposed Transferee. If the Award Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company or the Stockholders, as the case may be, and the Company shall again be offered the Right of First Refusal, before any Award Shares held by the Holder may be sold or otherwise transferred.

(f)          Third Party Beneficiaries. Recipient agrees that the Stockholders are third party beneficiaries of the provisions of this Section 2.6 and that the Stockholders may enforce such provisions as if they were parties hereto. Recipient acknowledges that decisions that the Stockholders make with respect to the Company may be made in reliance upon the Recipient entering into this Agreement, and the Company would not enter into this Agreement without Recipient agreeing to the provisions of this Section 2.6.

2.7           Pledging of Award Shares. If the Company incurs indebtedness and in connection therewith, at the time the Recipient receives his Award Shares, all other stockholders of the Company have either pledged their K Shares, or have been asked to pledge their K Shares for the benefit of certain lenders of the Company, the Recipient, if so requested by the Company, shall pledge any exercised Award Shares on the same terms and conditions as the other stockholders of the Company and shall take such actions as may be required to accomplish the pledge as may be requested by the Company.

2.8           Market-Stand-Off Agreement. Recipient agrees that, if requested by the Company and its underwriters, Recipient will enter into a lock-up or similar agreement not to sell or offer to sell any securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act provided that such agreement only applies to the first such registration statement of the Company which includes securities to be sold on the Company’s behalf to the public in an underwritten offering.

2.9           Termination of Restrictions. The restrictions contained in Sections 2.4 through 2.7 above shall continue in effect, notwithstanding the earlier termination or expiration of this Agreement, until ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization). However, notwithstanding the foregoing, the Award Shares, whether owned by the Recipient or any transferee thereof shall continue to be subject to all restrictions imposed under Section 2.1 through 2.2 until all Award Shares have become Vested Award Shares.

2.10         Right of Setoff. At any closing of a purchase by the Company of Award Shares pursuant to Sections 2.5, or 2.6, the Company shall have the right to set off against and to deduct from any sums payable by it in connection with the purchase of Award Shares, the principal amount of and all accrued but unpaid interest on any indebtedness of Recipient owing to the Company on the date of the closing.

3	General Provisions

3.1           Legends.  Each certificate (if any) representing the Award Shares shall, subject to Section 3.2 below, be endorsed with the following legend and Recipient shall not make any transfer of the Award Shares without first complying with the restrictions on transfer described in such legend:

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

transfer is restricted

the securities evidenced by this certificate are subject to a right of first refusal and other restrictions on transfer set forth in a restricted stock award agreement dated [INSERT DATE OF THIS AGREEMENT], a copy of which is available from the company.

The securities evidenced by this certificate have not been registered under the securities act of 1933, as amended, and may not be sold, transferred, assigned, or hypothecated unless (1) there is an effective registration under such act covering such securities, (2) the transfer is made in compliance with rule 144 promulgated under such act, or (3) the issuer receives an opinion of counsel, reasonably satisfactory to the company, stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of such act.

Recipient agrees that the Company may also endorse any other legends required by applicable federal or state securities laws. The Company need not register a transfer of the Award Shares, and may also instruct its transfer agent, if any, not to register the transfer of the Award Shares unless the conditions specified in the foregoing legends are satisfied.

3.2           Removal of Legend and Transfer Restrictions.

(a)          Any legend endorsed on a certificate pursuant to Section 3.1 and the stop transfer instructions with respect to the Award Shares shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Award Shares are registered under the 1933 Act and a prospectus meeting the requirements of Section 10 of the 1933 Act is available.

(b)          The restrictions described in the second sentence of the legend set forth in Section 3.1 may be removed at such time as permitted by Rule 144 promulgated under the 1933 Act.

3.3           Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no Award Shares shall be issued except, in the reasonable judgment of the Board, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

3.4           Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

3.5           Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

3.6           Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

3.7           Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

3.8           Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Award Shares or any portion thereof shall be a violation of the terms of this Agreement and shall be null, void and without effect ab initio.

3.9           Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

3.10         Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

3.11         No Employment Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Recipient the right to continued employment with the Company.

3.12         Capitalized Terms. All capitalized terms used in this Agreement shall have the meanings given to them herein or in the Plan.

3.13         No Disclosure Duty. The Recipient and the Company acknowledge and agree that the Company and its directors, officers or employees shall have no duty or obligation to disclose to the Recipient any material information regarding the business of the Company or affecting the value of the Award Shares.

3.14         Tax Consequences. Recipient represents that Recipient has been advised by the Company to consult with, and has fully consulted with, Recipient’s own tax consultants regarding his making a Code §83(b) election with respect to the Award Shares and the resulting impact on Recipient’s personal tax situation, prior to entering into this agreement and that Recipient is not relying on the Company for any tax advice. Recipient understands that Recipient may suffer adverse tax consequences as a result of Recipient’s receipt and disposition of the Shares. Recipient understands that Recipient may or may not make a Code §83(b) Election with respect to the Award Shares, but that Recipient shall be subject to the withholding provisions of Section 1.4 herein based upon the choice of Recipient regarding such Code §83(b) Election and the choice of Recipient regarding the time and manner that withholding obligations shall be satisfied.

IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

Company:	Recipient:
Procaccianti hotel reit, inc.:

By:
Its:

Attest:

By:
Its:

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

Exhibit A

Definitions

A.           Agreement shall mean this Restricted Stock Agreement.

B.           Award Shares shall mean the shares of common stock of the Company which are awarded to the Recipient subject to the terms and conditions of this Agreement.

C.           Change of Control shall mean and include the occurrence of any one of the following events, but shall specifically exclude a public offering:

(i)          during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)         any person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)        the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

D.           Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

E.           Code §83(b) Election shall mean the election available to the recipient of property transferred in connection with the performance of services to include in gross income under Code §83(b) the excess of the fair market value of the property transferred determined as of the time of transfer over the amount (if any) paid for such property as compensation for services.

F.           Company shall mean Procaccianti Hotel REIT, Inc. and any successor thereto.

G.           Committee shall mean the Compensation Committee of the Board of Directors.

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

Exhibit A – Definitions

H.           Disability shall mean a physical or mental impairment that substantially limits one or more major life activities and prevents the Recipient from performing his or her duties for the Company.

I.             K shares shall mean the Class K shares of common stock of the Company.

J.           Plan shall mean the Procaccianti Hotel REIT, Inc. 2016 Restricted Share Plan.

K.           Recipient shall mean the individual shown on this Agreement as the Recipient.

L.            Unvested Award Shares shall mean the Award Shares which have not become vested pursuant to the Vesting Schedule or otherwise.

M.           Vested Award Shares shall mean the Award Shares which have become vested pursuant to the Vesting Schedule or otherwise.

Procaccianti Hotel REIT, Inc. Restricted Stock Agreement

Exhibit A – Definitions

Exhibit B

election under section 83(b)

of the internal revenue code

the undersigned taxpayer (the “Taxpayer”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:

1.          The name, address and taxpayer identification number of the undersigned Taxpayer are as follows:

Name:

Address:

Social Security Number (TIN):

2.          The property with respect to which the election is made is:

      ______________________________________ K Shares of Procaccianti Hotel REIT, Inc.

3.          The date on which the property was transferred and the taxable year for which this election is made are:

Date on Which Property Was Transferred:

Taxable Year for Which Election is Made:

4.          The property is subject to transferability, forfeiture and other restrictions, all as set forth in a Restricted Stock Agreement between the Taxpayer and Procaccianti Hotel REIT, Inc.

5.          The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

$____________________/Share x ________________________ Shares = $______________________________

6.          No amount was paid for such property.

The undersigned Taxpayer has submitted copies of this statement to Procaccianti, Inc., the person for whom the services were performed in connection with the Taxpayer’s receipt of the above-described property. The Taxpayer is the person performing the services in connection with the transfer of said property. The undersigned Taxpayer understands that the foregoing election may not be revoked except with the consent of the Commissioner, which will only be granted when the Taxpayer is under a mistake of fact as to the underlying transaction and when made within 60 days of the date such mistake of fact first became known to the Taxpayer.

The undersigned Taxpayer understands and acknowledges that, for this election to be effective, copies of this completed election form must be filed with the Internal Revenue Service (at the location where the Taxpayer’s income tax return would be filed) not later than 30 days after the date the above-described property was transferred to the Taxpayer, and must also be submitted with the Taxpayer’s federal income tax return for the taxable year in which the above-described property was transferred. A copy of this completed election must also be submitted to procaccianti hotel reit, inc. along with full payment of amounts required to be withheld under applicable law, within 30 days after the date the above-described property was transferred to the Taxpayer.

Dated this _____________ day of __________________, 20________.

Signature: ________________________________________________

Name of Taxpayer: ___________________________________

Exhibit B - Code §83(b) Election Form

Exhibit c

Withholding election

TO: Procaccianti Hotel REIT, Inc.	Restricted Stock Agreement:
RE: Withholding Election	Restricted Stock Agreement between the Recipient (designated below) and Procaccianti Hotel REIT, Inc. (the “Company”).

This election relates to the number of Class K shares of common stock of the Company which will vest on the date noted below (the “Vesting Shares”):	Date of Agreement:____________________________

Number of Vesting Shares: ________________	Total Number of Restricted Shares subject to Restricted Stock Agreement: ______________________________

Date of Vesting: ___________________

I, the undersigned Recipient, hereby certify that:

-My correct name and social security number and my current address are set forth at the end of this document.

-I have read and understand the Restricted Stock Agreement and the various methods by which withholding obligations regarding the Vesting Shares subject to the Restricted Stock Agreement may be satisfied.

-I do hereby elect the following method of withholding pursuant to Section 1.4 of the Restricted Stock Agreement with respect to any withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of the Vesting Shares (the “Withholding Obligations”), assuming that I have met all requirements under the Plan relative to such election and such election is approved by the Company:

☐	In accordance with Section 1.4(b)(1), I hereby elect to pay to the Company the entire amount of all Withholding Obligations with respect to the Vesting Shares in cash or by check on or before the Date of Vesting.

☐	In accordance with Section 1.4(b)(2), I hereby elect that the entire amount of all Withholding Obligations with respect to the Vesting Shares should be paid by having the Company repurchase the smallest whole number of the Vested Shares which, when multiplied by the fair market value per share of the common stock of the Company as of the close of business on the business day which is coincident with or immediately follows the Date of Vesting, will be sufficient to satisfy the amount of such Withholding Obligations, and applying all the proceeds from such repurchase to such Withholding Obligations. I further acknowledge and understand that the repurchase by the Company of any Vested Shares may result in tax consequences to me.

☐	In accordance with Section 1.4(b)(3), I hereby elect for the Company to withhold substantially equal amounts from my future compensation so that the total of such amounts shall, as of the Date of Vesting, be designed to be sufficient to satisfy the amount of all Withholding Obligations with respect to the Vesting Shares.

-I understand that capitalized terms used in this Notice of Withholding Election without definition herein shall have the meanings given to them in the Restricted Stock Agreement and in the Plan.

-I also understand that if I do not timely (in accordance with the Restricted Stock Agreement and the Plan) submit this form properly completed, I shall be responsible for timely paying all Withholding Obligations and that the Company may withhold an amount sufficient to pay all the Withholding Obligations from any other amounts due or owing to me (including salary) if I do not do so.

Recipient:
Dated this __________ day of _____________, 20_____

Recipient’s Address:

Printed Name: _______________________________________
Social Security Number: _______ - ______ - ________________

Withholding Election Form